UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 24, 2014, the board of directors of Omega Commercial Finance Corp. (the "Company") and the Board of Directors authorized the adoption of a share repurchase plan (the “Program”), pursuant to which the Company is authorized to purchase up to $200,000 of its shares of common stock from time to time through June 30, 2015.

Share purchases under the Program will be made in the open market, through block trades, or privately negotiated transactions in accordance with applicable Securities and Exchange Commission rules.

The Company is under no obligation to repurchase shares under the Program. The timing, actual number, and value of shares that may be repurchased under the Program will depend on a number of factors including the Company's future financial performance, available cash resources, competing uses for its corporate funds, the prevailing market price of its common stock, the number of shares that become available for sale at prices that the Company believes are attractive and compliance with regulatory requirements. For these reasons as well as others, there can be no assurance that the Company’s board of directors will not decide to suspend purchases of shares under the Program or terminate the Program all together.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer